Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

WOLVERINE TUBE, INC.

This form, or one substantially equivalent hereto, must be used to exercise transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) described in the prospectus dated [            ], 2007 (the “Prospectus”) of Wolverine Tube, Inc., a Delaware corporation (“Wolverine”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on [            ], 2007, unless such time is extended by Wolverine as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering—Exercise of Subscription Rights,” “— Delivery of Subscription Materials and Payment” and “—Guaranteed Delivery Procedures” in the Prospectus.

Payment of the subscription price of $1.10 per share (the “Subscription Price”) for each share of Wolverine common stock (the “Common Stock”) subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering— Method of Payment of Subscription Price,” “— Delivery of Subscription Materials and Payment” and “—Guaranteed Delivery Procedures” in the Prospectus.

The Subscription Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane, Plaza Level
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219

Telephone Number for Confirmation:	718-921-8317

Telephone Number for Information:	Georgeson Inc., Information Agent: (866) 278-0091

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN

AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT

VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE

DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise such Right(s) to subscribe for [            ] shares of Common Stock with respect to each of the Rights represented by such Rights Certificate(s), as set forth below:

Total number of Rights represented by Rights Certificates held by undersigned:

Total number of Underlying Shares subscribed for, at $1.10 per share:

Total payment due:

The undersigned understands that payment of the Subscription Price of $1.10 per share for each share of Common Stock subscribed for must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $                     either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Money order

Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer or money order:

Signature(s):	Address:

Name(s):

Area code and telephone number(s):
(Please type or print)

Rights Certificate Number(s) (if available):

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GUARANTEE OF DELIVERY

(Not To Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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